UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 2, 2023
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 2, 2023, Momentus Inc. (the “Company”) called to order its 2023 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to constitute quorum.  The Company adjourned the Annual Meeting until June 21, 2023 at 12:00 p.m. Pacific Time (the “Reconvened Annual Meeting”).

The Reconvened Annual Meeting will be held at the same virtual meeting location, www.virtualshareholdermeeting.com/MNTS2023.  This will enable the Company’s stockholders of record as of the record date, which was April 4, 2023, additional time to consider and vote on the proposals, and enable the Company’s proxy solicitor, Morrow Sodali Global LLC, more time to assist the Company with the solicitation of stockholder votes on the proposals.

At the Reconvened Annual Meeting, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 20, 2023.  Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Paul Ney
		Name:	Paul Ney
Dated:	June 2, 2023	Title:	Chief Legal Officer and Corporate Secretary